SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                        Date of Report    March 31, 1998

                              SPARTECH CORPORATION
              (Exact name of registrant as specified in its charter)


           DELAWARE                 1-5911               43-0761773
(State or other jurisdiction       (Commission           (IRS Employer
            of incorporation)         File Number)       Identification No.)


      7733 Forsyth Blvd., Suite 1450, Clayton, Missouri                63105
      (Address of principal executive offices)                      (Zip Code)


           Registrant's telephone number:              (314) 721-4242













                              SPARTECH CORPORATION

                                    FORM 8-K


Item 2.  Acquisition or Disposition of Assets

      On March 31, 1998, Spartech Corporation ("the Company" or "Spartech") completed the acquisition of all the stock of Polycom Huntsman, Inc. ("Polycom"). The acquisition of Polycom will add nine strategically-located manufacturing plants in the United States and France to Spartech's Color & Specialty Compounds group.

      Polycom is a leading supplier of proprietary polymer compounds, color & additive concentrates, and toll compounding services to a diversified base of customers in North America and Europe. Polycom purchases bulk resin from primary producers, which are then combined with fillers, colorants and other additives to create polymers that meet specific physical, chemical, aesthetic and thermal requirements. The Company intends to use the acquired property, plant, equipment, and other assets in the same manner as Polycom. Polycom's customers include major automobile manufacturers, consumer appliance and electronics manufacturers, and packaging companies.

      The total purchase price for the acquisition of Polycom's stock was approximately $135 million. The purchase price was determined by arms' length negotiations between the Company and Polycom's shareholders (Ralph B. Andy and Huntsman Compounding Company, LC or related entities owned or controlled by such parties). The acquisition was funded through the Company's bank credit facility and the issuance of $10 million in Spartech common stock to Polycom shareholders. Mr. Andy, the founder of Polycom, will remain in the business as a consultant and will also become a member of Spartech's Board of Directors.


















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Item 7.  Financial Statements and Exhibits

   (a)  Financial statements of businesses acquired.

        At present, it is impractical for the Company to provide required financial statements for the acquired business, but such financial statements will be filed by an amendment to this report within 60 days after the time for filing this report.

   (b)  Pro forma financial information.

        At present, it is impractical for the company to provide required pro forma financial information relative to the acquired business, but such financial information will be filed by an amendment to this report within 60 days after the time for filing this report.

   (c)  Exhibits

    2  Stock Purchase Agreement dated January 30, 1998 (Exclusive of exhibits and schedules referred to in said agreement, except for the Registration Agreement).































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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SPARTECH CORPORATION



Date    April 14, 1998                     By /S/ Randy C. Martin
                                      Randy C. Martin
                                      Vice President-Finance and
                                      Chief Financial Officer